QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement (No. 333-183958) on Form S-8 of International Bancshares Corporation of our reports dated February 25, 2013, relating to our audits of the consolidated financial statements and internal control over financial reporting, included in and incorporated by reference in the Annual Report on Form 10-K of International Bancshares Corporation for the year ended December 31, 2012.

/s/ McGladrey LLP

Dallas, Texas
February 25, 2013

QuickLinks

  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM